UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )
______________________________________________

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Filed by a party other than the Registrant ☐

Check the appropriate box:

□	Preliminary Proxy Statement

□	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

□	Definitive Additional Materials

□	Soliciting Material Pursuant to §240.14a-12
2seventy bio, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
□	Fee paid previously with preliminary materials
□	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 25, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of 2seventy bio, Inc. We intend to hold the Annual Meeting on June 10, 2024 at 8:00 a.m. EDT. The Annual Meeting will be held in a virtual meeting format only via the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting the meeting center at www.virtualshareholdermeeting.com/TSVT2024 and entering your control number found on your enclosed proxy card, where you will be able to listen to the Annual Meeting live, submit questions and vote. We encourage you to vote your shares prior to the Annual Meeting.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. At this Annual Meeting, the agenda includes the election of three Class III directors for three-year terms and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. Your vote is very important. Whether or not you plan to attend the Annual Meeting, please carefully review our proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote at the Annual Meeting if you decide to attend the Annual Meeting virtually. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on June 10, 2024. Your continuing interest in 2seventy is very much appreciated.

Sincerely,

Chip Baird President & Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date	June 10, 2024
Time	8:00 a.m. Eastern Time
Virtual Meeting	This year's Annual Meeting will be a virtual meeting via live webcast on the Internet at www.virtualshareholdermeeting.com/TSVT2024.
Record Date	April 19, 2024. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Purpose
•To elect Denice Torres, Marcela Maus, M.D., Ph.D. and Eli Casdin as Class III members of the Board of Directors, to serve until our 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
•To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•To transact any other business that may properly come before the meeting or any adjournment thereof.

Proxy Voting	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your broker or nominee, as soon as possible so your shares can be voted at the Annual Meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.
Corporate Headquarters	60 Binney Street, Cambridge, MA 02142

By order of the Board of Directors,
Iya Kessler, Secretary

Cambridge, Massachusetts
April 25, 2024

2seventy bio, Inc. (“2seventy bio” or “the Company”) is an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted or required to provide pay versus performance disclosure under Item 402(v) of Regulation S-K. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of becoming a public company; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the "SEC").

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
June 10, 2024

This communication is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by mail. We encourage you to access and review the proxy materials before voting.

The Notice of 2024 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at ir.2seventybio.com.

2SEVENTY BIO, INC.
60 BINNEY STREET
CAMBRIDGE, MASSACHUSETTS 02142
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2024
AT 8:00 AM EDT

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 25, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability" or "Notice") and the proxy materials, including the Notice of 2024 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), the voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2023 will be made available to stockholders on the Internet on the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 25, 2024. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, you will need to log in at www.virtualshareholdermeeting.com/TSVT2024 and use your sixteen-digit control number, which can be found on the Notice, voting instruction form or proxy card you received. If your shares are held in “street name” through a bank, broker or other nominee and you do not have a sixteen-digit control number, you must contact such broker, bank or nominee so that you can be provided with a control number or legal proxy. Those without a control number may attend as guests of the Annual Meeting but will not have the option to vote or ask questions during the meeting.

Will I be able to ask questions during the Annual Meeting?

If you have logged into the Annual Meeting using your sixteen-digit control number and wish to ask a question during the meeting, you may do so on the virtual meeting website by typing your question into the “Ask a Question” field, and clicking “Submit.” Those without a control number will not have the option to ask questions during the meeting.

If questions submitted are repetitive as to a particular topic, the Chair of the meeting may limit discussion on such topic. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals.

For further details, please review the Annual Meeting’s Rules of Conduct, which will be posted on www.virtualshareholdermeeting.com/TSVT2024 during the Annual Meeting. Following the Annual Meeting, an archived replay of the audio webcast will be available on the Investor Relations section of our website for approximately thirty (30) days thereafter.

How can I get help if I have trouble checking in or listening to the meeting online?

Beginning fifteen (15) minutes prior to the start of and during the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing or hearing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who is soliciting my vote?

The Board of Directors of 2seventy bio, Inc. (the "Board") is soliciting your vote for the 2024 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 19, 2024.

How many votes can be cast by all stockholders?

A total of 51,404,837 shares of our common stock were outstanding on April 19, 2024, all of which are entitled to be voted at the Annual Meeting with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote on each matter for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding on the record date.

How do I vote?

By attending the Annual Meeting Online

If you are a stockholder of record, you may vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/TSVT2024. If you hold your shares through a bank or broker and wish to vote online at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to attend the Annual Meeting online, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 9, 2024. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

What are the Board’s recommendations on how to vote my shares?

Our Board recommends a vote:

Proposal 1: FOR election of the three Class III director nominees

Proposal 2: FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm

Who pays the cost for soliciting proxies?

We will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and through Internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of 2seventy bio without any remuneration to such individuals other than their regular compensation. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter. The election of directors (Proposal 1) is a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice and entering a new vote over the Internet or by telephone by the cutoff time of 11:59 p.m. Eastern Time on June 9, 2024, (2) attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/TSVT2024 or (3) by filing an instrument in writing revoking the proxy or submitting another duly executed proxy card bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at 60 Binney Street, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact such broker, bank or nominee in order to find out how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of at least a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by 2seventy bio to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, votes withheld, abstentions, and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Proposal 1 - Election of three Class III director nominees

For the election of the three Class III director nominees, each director nominee presented must receive a plurality of the votes properly cast, meaning that the three director nominees receiving the most votes will be elected. Shares voting “withheld” will have no effect on the outcome of Proposal 1. Additionally, Proposal 1 is a non-routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will be treated as broker non-votes. As a result, broker non-votes will have no effect on the outcome of Proposal 1.

Proposal 2 - Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm

For the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our 2024 fiscal year, the affirmative vote of a majority of the votes cast is required, which means that the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2. Broker non-votes, if any, will have no effect on the outcome of Proposal 2.

Could other matters be decided at the Annual Meeting?

2seventy bio does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

If you have completed a proxy, your proxy may be voted at the postponed or adjourned meeting. You will still be able to revoke and change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

PROPOSAL 1
ELECTION OF DIRECTORS

In accordance with Delaware law and our Amended and Restated Certificate of Incorporation and By-laws, our Board is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Denice Torres, Marcela Maus, M.D., Ph.D. and Eli Casdin are the directors whose terms expire at this Annual Meeting. Each of Denice Torres, Marcela Maus, M.D., Ph.D. and Eli Casdin has been nominated for and has agreed to stand for re-election to our Board to serve as a Class III director until the 2027 Annual Meeting and until his or her successor is duly elected.

Our By-laws provide for a plurality voting standard for the election of directors. It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election of the three director nominees listed below. We have no reason to believe that any director nominee will be unavailable for election at the Annual Meeting. In the event that one or more director nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each director nominee and for each continuing director, including his or her period of service as a director of 2seventy bio, principal occupation and other biographical material is shown below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
EACH OF THESE DIRECTOR NOMINEES FOR CLASS III DIRECTOR:
DENICE TORRES
MARCELA MAUS, M.D., Ph.D.
ELI CASDIN

(PROPOSAL 1 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE
Board Composition

We currently have nine directors and the terms of office of the directors are divided into three classes:

Class I	Term expiring at the 2025 Annual Meeting
Class II	Term expiring at the 2026 Annual Meeting
Class III	Term expiring at the 2024 Annual Meeting

At each Annual Meeting, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third Annual Meeting following election and until their successors are duly elected and qualified. A resolution of the Board may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board may have the effect of delaying or preventing changes in control or management of our Company.

CLASS III DIRECTOR NOMINEES:

The following table identifies our nominees for Class III directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 19, 2024.

Name	Positions and Offices Held with 2seventy bio	Director Since	Age
Denice Torres	Lead Independent Director	2021	64
Marcela Maus, M.D., Ph.D.	Director	2021	48
Eli Casdin	Director	2024	51

CLASS III DIRECTOR NOMINEES:

Denice Torres. Ms. Torres has been the Lead Independent Director of our Board since April 1, 2024 and a member of our Board since the separation by bluebird bio, Inc. (Nasdaq: BLUE) (“bluebird bio”) of its oncology portfolio and programs into 2seventy bio, which we refer to as the separation. Ms. Torres served on the board of directors of bluebird bio prior to the separation. Ms. Torres is currently Chief Executive Officer of The Ignited Company, a Pennsylvania-based consulting firm she founded in 2017. From 2005 to 2017, she served in various senior leadership roles at Johnson & Johnson (NYSE: JNJ) (“J&J”). From 2015 to 2017, she was Chief Strategy and Transformation Officer for J&J’s global medical device business and from 2011 to 2015, she was President of J&J McNeil Consumer Healthcare. From 2009 to 2011, she served as President of J&J Janssen Pharmaceuticals, Neuroscience, and from 2006-2009 she held various marketing positions at J&J. Before joining J&J, Ms. Torres spent fourteen years at Eli Lilly and Company (NYSE: LLY), where she focused on marketing and business unit management. She is also the founder of The Mentoring Place, a nonprofit organization offering free executive mentoring to help women achieve their careers goals. Ms. Torres currently serves on the board of directors of Glaukos Corporation (NYSE: GKOS). Ms. Torres also previously served on the board of directors of Karuna Therapeutics, Inc. (Nasdaq: KRTX, prior to its acquisition by Bristol-Myers Squibb Company) and Surface Oncology, Inc. (Nasdaq: SURF, prior to its acquisition by Coherus BioSciences). Ms. Torres holds a B.S. in Psychology from Ball State University, a J.D. from Indiana University and an M.B.A. from the University of Michigan. She is a member of the Michigan Bar Association. We believe that Ms. Torres is qualified to serve on our Board because of her extensive executive and operational leadership experience, as well as her expertise in cultural transformation and leadership development in the healthcare and pharmaceutical industries.

Marcela Maus, M.D., Ph.D. Dr. Maus has served as a member of our Board since October 15, 2021. Prior to the separation, Dr. Maus served on the board of directors of bluebird bio. Dr. Maus is currently an Associate Professor at Harvard Medical School, the Paula O’Keefe Chair in Oncology and Director of Cellular Immunotherapy at Massachusetts General Hospital (“MGH”) Cancer Center, and an Attending Physician in the Hematopoietic Cell Transplant and Cell Therapy division of Oncology at MGH. She is an Associate Member of the Broad Institute of Harvard and Massachusetts Institute of Technology (“MIT”), and an Associate Member of the Ragon Institute of MGH, MIT, and Harvard. Dr. Maus is internationally known for her work as a translational physician-scientist in the field of immunology, particularly as it relates to T-cell immunotherapies and cellular therapies in the treatment of cancer. Her laboratory focuses on the biology of human T cell activation, costimulation, and memory, and on the application of human T-cell therapies to human disease, including forward and reverse translation of engineered T-cell therapies in early-phase clinical trials. She has authored over 100 papers indexed in Pubmed and holds multiple NIH R01 grants and several Investigational New Drug Applications. Dr. Maus completed undergraduate studies at MIT and holds graduate degrees (M.D. and Ph.D.) from University of Pennsylvania. Dr. Maus trained in internal medicine at University of Pennsylvania and in hematology and medical oncology at Memorial Sloan Kettering Cancer Center and practices medical oncology. She also serves on several scientific and clinical advisory boards for the biotechnology industry as well as external academic medical centers. We believe that Dr. Maus is qualified to serve on our Board because of her extensive scientific and medical expertise, particularly in the field of medical oncology, and her significant industry knowledge.

Eli Casdin. Mr. Casdin has served as a member of our Board since March 2024. Mr. Casdin founded Casdin Capital in 2011 and serves as Chief Investment Officer and Founder. Casdin Capital engages as productive investor-partners, helping to fuel the visions of industry leaders by adding expertise and experience to their funding. Prior to founding Casdin Capital, Mr. Casdin served as Vice President at Alliance Bernstein’s thematic investment arm, focusing personally on new technologies for the life sciences and healthcare sectors. While there, he authored the 2011 black book, “The Dawn of Molecular Medicine,” detailing the (then) early-yet-accelerating wave of innovations transforming healthcare and creating opportunity for investors from testing to targeted medicine and diagnostics to industrial agriculture. Earlier, he worked as a financial analyst at Bear Stearns and Cooper Hill Partners, a healthcare-focused investment firm. Mr. Casdin earned a B.S. from Columbia University and an M.B.A. from Columbia Business School. He serves as a director or an observer on various boards for a number of public and private life sciences companies, trade groups and academic institutes including Rockefeller University, the New York Genome Center Board and The Columbia University School of General Studies Board of Visitors. Mr. Casdin has served on the board of directors of Standard Biotools Inc. (Nasdaq: LAB) since April 2022. We believe that Mr. Casdin is qualified to serve on our Board because of his extensive knowledge and experience with respect to the biotechnology and pharmaceutical industries and significant management, financial and corporate governance experience.

CONTINUING DIRECTORS:

The following table identifies our Class I and Class II directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 19, 2024.

Name	Positions and Offices Held with 2seventy bio	Director Since	Class and Year in Which Term Will Expire	Age
Nick Leschly	Chair and Director	2021	Class I - 2025	51
William D. Baird, III	President, Chief Executive Officer and Director	2024	Class I - 2025	52
Charles Newton	Director	2024	Class I - 2025	53
Daniel S. Lynch(1)	Director	2021	Class II - 2026	66
Sarah Glickman	Director	2021	Class II - 2026	55
Wei Lin, M.D., Ph.D.	Director	2023	Class II - 2026	63
(1) Mr. Lynch notified the Board that he plans to resign from the Board, effective immediately after the 2024 Annual Meeting of Stockholders.

Nick Leschly. Mr. Leschly has been the Chair of our Board since April 1, 2024, and a member of our Board since the separation. He previously served as our President from May 2021, and our Chief Executive Officer from the November 2021 to April 2024. Prior to the separation, Mr. Leschly served as bluebird bio’s Chief Executive Officer since September 2010. Prior to joining bluebird bio, Mr. Leschly served as a partner of Third Rock Ventures, L.P. (“Third Rock”). From its founding in 2007, Mr. Leschly played an integral role in the overall formation, development and business strategy of several of Third Rock’s portfolio companies, including Agios Pharmaceuticals, Inc. Prior to joining Third Rock, he worked at Millennium Pharmaceuticals, Inc. (previously Nasdaq: MLNM, and now a subsidiary of Takeda Pharmaceutical Company Limited), leading several early-stage drug development programs and served as the product and alliance leader for VELCADE. Mr. Leschly currently serves as a member of the board of directors of Synlogic, Inc. (Nasdaq: SYBX), bluebird bio, and the Biotechnology

Innovation Organization. He received his B.S. in molecular biology from Princeton University and his M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Mr. Leschly is qualified to serve on our Board because of his extensive knowledge and experience in management, finance and corporate governance with respect to the biotechnology and pharmaceutical industries.

William D. Baird, III. Mr. Baird has been a member of our Board and our President and Chief Executive Officer since April 1, 2024. He previously served as our Chief Operating Officer from September 2023 to April 2024 and prior to that as our Chief Financial Officer since the separation from bluebird bio in November 2021. Prior to 2seventy, Mr. Baird served as bluebird bio’s Chief Financial Officer from February 2019, bluebird bio’s principal financial officer from March 2019 and bluebird bio’s principal accounting officer from February 2021 until the separation. Mr. Baird served as Chief Financial Officer of Amicus Therapeutics, Inc. (Nasdaq: FOLD) from April 2012 until February 2019. From April 2005 until April 2012, Mr. Baird served as Chief Financial Officer of PTC Therapeutics, Inc. (Nasdaq: PTCT) (“PTC”). Before that, Mr. Baird held various positions of increasing responsibility with PTC from 2002 to 2005. Mr. Baird previously worked in the life science practice at L.E.K. Consulting, a strategy consulting firm, from 1999 to 2002, and at First Union National Bank as a corporate underwriter from 1994 to 1997. Mr. Baird has served as chair of the board of directors of Deep Genomics Inc., a private biotechnology company, since June 2022, and previously served on the Axcella Health Inc. (previously Nasdaq: AXLA) board of directors until September 2023. Mr. Baird received a B.S. from Georgetown University’s Edmund A. Walsh School of Foreign Service, and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Mr. Baird is qualified to serve on our Board because of his extensive knowledge and experience in management, finance and corporate governance in the biotechnology and pharmaceutical industries.

Charles Newton. Mr. Newton has served as a member of our Board since March 2024. Since February 2021, Mr. Newton has served as Chief Financial Officer of Lyell Immunopharma Inc. (Nasdaq: LYEL) (“Lyell”), a fully integrated clinical-stage T-cell reprogramming company. Prior to Lyell, he was at Bank of America Merrill Lynch, where he served as Managing Director and Co-Head of Healthcare Investment Banking in the Americas from 2015 to 2021. He was previously with Credit Suisse as Managing Director and Co-Head of Healthcare Investment Banking in the Americas from 2010 to 2015. Prior to that, he spent 14 years with Morgan Stanley, ultimately becoming Managing Director and Head of Western Region Healthcare Investment Banking. Earlier in his career, he was an Investment Banking Analyst with Lehman Brothers and a Financial Analyst with Mercer Global Advisors. Mr. Newton has served on the Board of Coherus BioSciences Inc. (Nasdaq: CHRS) since 2022. He also served on the Board of Carmot Therapeutics Inc. until its acquisition by the Roche Group in January 2024. Mr. Newton earned a B.S. from Miami University and an M.B.A. from The Tuck School at Dartmouth College. We believe that Mr. Newton is qualified to serve on our Board because of his corporate leadership experience and broad financial expertise.

Daniel S. Lynch. Mr. Lynch has served as a member of our Board since October 15, 2021. Prior to the separation from bluebird bio, Mr. Lynch served on the board of directors of bluebird bio. Mr. Lynch joined Google Ventures in 2021 as Executive Venture Partner and partners with life sciences CEOs and executives as a trusted advisor. As a coach and investor, he places deep emphasis on long-term relationships. Mr. Lynch serves as chair of the board of SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), where he has served as a director since August 2019. Previously, Mr. Lynch advised and served as an executive chair or member of the boards for multiple biopharmaceutical companies, including Stromedix, Inc. (acquired by Biogen Idec), Avila Therapeutics (Nasdaq: AVTX, acquired by Celgene Corporation), Nimbus Therapeutics, Inc., Edimer Pharmaceuticals, Inc., Ember Therapeutics Inc. (OTCM: EMBT), Proclara Biosciences Inc., Surface Oncology Inc. (Nasdaq: SURF), Sesen Bio, Inc. (Nasdaq: SESN, formerly Eleven Biotherapeutics, Inc.), eGenesis Bio, BIND Biosciences, Inc., Blueprint Medicines Corp (Nasdaq: BPMC), Xilio Therapeutics, Inc. (Nasdaq: XLO), and Alpha and Omega Semiconductor Ltd (Nasdaq: AOSL). He also served as an entrepreneur in residence and venture partner at Third Rock Ventures and was a senior advisor at the firm until 2021. Previously, Mr. Lynch served as CEO and CFO of ImClone Systems Corporation. As CEO, he led the company through a significant turnaround, helping to restore its reputation and secure FDA approval of the novel cancer treatment ERBITUX® (Cetuximab). As CFO, Mr. Lynch led negotiations to form a major partnership between ImClone and Bristol-Myers Squibb Company. Earlier in his career, he held several financial positions at Bristol-Myers Squibb (NYSE: BMY) for over 15 years. For five years, he served on the board of directors and the audit committee at U.S. Oncology, Inc. until its acquisition by McKesson in 2010. Mr. Lynch received his B.A. in mathematics from Wesleyan University and his M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe that Mr. Lynch is qualified to serve on our Board because of his extensive knowledge and experience with respect to the biotechnology and pharmaceutical industries and significant management, financial and corporate governance experience.

Sarah Glickman. Ms. Glickman has served as a member of our Board and the chair of the audit committee of the Board since October 15, 2021. Prior to the separation, Ms. Glickman served on the board of directors of bluebird bio. Since September 2023, Ms. Glickman has served on the board of directors of AptarGroup, Inc. (NYSE: ATR). Since September 2020, Ms. Glickman has served as Chief Financial Officer of Criteo S.A. (Nasdaq: CRTO), a global technology company headquartered in Paris, France. Prior to joining Criteo, she served as Acting Chief Financial Officer at XPO Logistics, Inc. from June 2018 to April 2020, a leading global provider of transportation and logistics solutions, where she previously served as Senior Vice President, Corporate Finance and Transformation. Before that, she held operational Chief Financial Officer roles at Novartis A.G. and Honeywell International and served in various executive roles in shared services and operations, internal audit, transformation, and controllership at both Honeywell International and Bristol-Myers Squibb Company. She started her career at PricewaterhouseCoopers. Ms. Glickman is a U.S. CPA and a U.K. Fellow Chartered Accountant with a degree in economics from the University of York in England. We believe that Ms. Glickman is qualified to serve on our Board because of her corporate leadership experience and broad financial expertise.

Wei Lin, M.D., Ph.D. Dr. Lin has served as a member of our Board since March 8, 2023. Since April 2023, Dr. Lin has served as Chief Medical Officer at Revolution Medicines, Inc. (Nasdaq: RVMD). From January 2021 until April 2023, he served as the Chief Medical Officer at Erasca, Inc. where he led development strategy and execution of the company’s precision oncology programs. Prior to joining Erasca, from October 2018 to January 2021, he served as Head of Development at Nektar Therapeutics, Inc. where he oversaw the development of the company’s immuno-oncology and immunology pipeline. Before Nektar, from October 2011, Dr. Lin was at Genentech, where he served as the Global Development Leader for cancer immunotherapy in lung and head and neck cancer. Dr. Lin also served as a faculty member at the MD Anderson Cancer Center in Houston in the Department of Thoracic/Head and Neck Medical Oncology. He received a B.A. from Haverford College and an M.D. from Harvard Medical School. He completed a residency in internal medicine at MGH in Boston and a fellowship in medical oncology at the University of Texas M.D. Anderson Cancer Center. Dr. Lin has extensive clinical research experience and has been published in more than 15 peer reviewed journals, including New England Journal of Medicine, Lancet Oncology, and Journal of Clinical Oncology. We believe that Dr. Lin is qualified to serve on our Board because of his extensive knowledge and experience with respect to the biotechnology and oncology industries and significant development strategy experience.

There are no family relationships between or among any of our directors or executive officers. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

Identifying and Evaluating Director Nominees

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, our Nominating and Corporate Governance Committee together with our management team identifies candidates for director nominees, through the use of search firms or other advisors, and through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful in identifying candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee working with management may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Director Qualifications and Diversity

Our Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the selection as director nominees for the Board and as candidates for appointment to its committees: a director nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other director nominees to the Board, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity considerations, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, and the needs of the Board. Our corporate governance guidelines also provide that diversity on the Board should be considered by our Nominating and Corporate Governance Committee in the director evaluation and nomination process. While we do not have a formal policy with respect to diversity, our Nominating and Corporate Governance Committee believes that it is essential that the members of the Board represent diverse viewpoints. Our Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our stockholders, and considers diversity of gender, race, national origin, education, professional experience, and differences in viewpoints and skills when evaluating proposed director candidates.

Our Nominating and Corporate Governance Committee’s priority in selecting directors is identification of persons who will further our interests through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among directors, and professional and personal experiences and expertise relevant to our growth strategy. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders.

The composition of our Board currently includes four individuals who are diverse under the Nasdaq listing rule regarding board diversity, as presented in the below Board Diversity Matrix. Under the applicable Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse.

Board Diversity Matrix

As of April 25, 2024
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	2	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	5	-	-
Two or More Races or Ethnicities	2	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Board Independence

Our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors, other than Mr. Baird, who serves as our President and Chief Executive Officer, and Mr. Leschly, who serves as the Chair of our Board and previously served as our Chief Executive Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq Stock Market rules and the SEC. At least annually, our Board evaluates all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board makes an annual determination of whether each director is independent within the meaning of the Nasdaq Stock Market rules and the SEC independence standards.

Board Meetings and Attendance

Our Board held twelve meetings during the fiscal year ended December 31, 2023. In the fiscal year ended December 31, 2023, each of our directors attended at least 75% of the meetings of the Board and the committees of the Board, in the period for which he or she served. We encourage our directors to attend the Annual Meeting of Stockholders. Mr. Lynch and Ms. Torres attended our 2023 Annual Meeting of Stockholders.

Board Committees

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval on an annual basis. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website www.2seventybio.com in the Investors & Media - Corporate Governance section. Our Board may establish additional committees from time to time.

Audit Committee

Our Audit Committee is currently composed of Ms. Glickman, Mr. Lynch and Ms. Torres, with Ms. Glickman serving as chair of the committee. Our Board has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board has determined that Ms. Glickman is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2023, the Audit Committee met five times. The report of the Audit Committee is included in this Proxy Statement under Report of the Audit Committee. The Audit Committee’s responsibilities include among other duties:

•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, earnings releases and related disclosures;
•reviewing and discussing with management and our independent registered public accounting firm our internal controls and internal auditing procedures, including any material weaknesses or significant deficiencies in our internal controls;
•discussing our accounting policies and all material correcting adjustments with our management and our independent registered public accounting firm;
•discussing with our management and our independent registered public accounting firm any significant risks we face and the related mitigation plans, as well as monitoring our internal control over financial reporting and disclosure controls and procedures;
•appointing, overseeing, approving the compensation for and, when necessary, terminating our independent registered public accounting firm;
•approving all audit services and all permitted non-audit, tax and other services to be performed by our independent registered public accounting firm, in each case, in accordance with the Audit Committee's pre-approval policy;
•discussing with the independent registered public accounting firm its independence and ensuring that it receives the written disclosures regarding these communications required by the Public Company Accounting Oversight Board;
•reviewing and approving all transactions or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers;

•recommending whether the audited financial statements should be included in our annual report and preparing the audit committee report required by SEC rules;
•reviewing all material communications between our management and our independent registered public accounting firm;
•reviewing, updating and recommending to our Board approval of our code of business conduct and ethics; and establishing procedures for the receipt, retention, investigation and treatment of accounting related complaints and concerns;
•overseeing our risk management program; and
•reviewing our cybersecurity risk profile with management, including cybersecurity program assessments and strategy for the prevention, detection, mitigation, and remediation of cybersecurity incidents.

Compensation Committee

Our Compensation Committee is currently composed of Mr. Lynch, Ms. Torres and Ms. Glickman, with Mr. Lynch serving as chair of the committee. Our Board has determined each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. In addition, each member qualifies as a non-employee director, as defined in Rule 16b-3 of the Exchange Act. During the fiscal year ended December 31, 2023, the Compensation Committee met six times. The Compensation Committee’s responsibilities include, among other duties:
•reviewing and approving corporate goals and objectives relevant to executive officer compensation and evaluating the performance of executive officers in light of those goals and objectives;
•reviewing and approving executive officer compensation, including salary, bonus and incentive compensation, perquisites, equity compensation, benefits provided upon retirement, severance or other termination of employment, and any other forms of executive compensation;
•reviewing and approving our Chief Executive Officer's compensation based on its evaluation of our Chief Executive Officer's performance;
•overseeing and administering our incentive compensation plans and equity based plans and recommending the adoption of new incentive compensation plans and equity based plans to our Board;
•making recommendations to our Board with respect to director compensation;
•making recommendations to our Board with respect to management succession planning, including planning with respect to our Chief Executive Officer;
•retaining and approving the compensation of any compensation advisers;
•evaluating the independence of any such compensation advisers; and
•reviewing and advising on talent topics that impact our overall performance.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Ms. Torres, Dr. Maus, and Dr. Lin, with Ms. Torres serving as chair of the committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2023, but transacted the Nominating and Corporate Governance Committee business via unanimous written consents. The Nominating and Corporate Governance Committee’s responsibilities include, among other duties:

•identifying individuals qualified to become members of our Board;
•recommending to our Board the persons to be nominated for election as directors;
•assisting our Board in recruiting such nominees;
•recommending to our Board qualified individuals to serve as committee members;
•performing an annual evaluation of our Board;
•evaluating the need and, if necessary, creating a plan for the continuing education of our directors;
•assessing and reviewing our corporate governance guidelines and recommending any changes to our Board; and
•evaluating and approving any requests from our executives to serve on the board of directors of another for-profit company.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board described above, in connection with the Board meetings, the non-management directors met four times in executive session during the fiscal year ended December 31, 2023. The Chair of the Board presides at these executive sessions. The Audit Committee and the Board have established a procedure whereby interested parties may make their concerns known to non-management directors, which is described on our website.

Leadership Structure and Risk Oversight

Our Board is currently chaired by Mr. Leschly and Ms. Torres serves as our Lead Independent Director. As a general policy, our Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. If the position of Chair is held by a non-independent director, then the Board may select an independent director to serve as Lead Independent Director. The responsibilities of the Lead Independent Director include presiding at executive sessions of independent directors and serving as a liaison between our Chief Executive Officer and the independent directors. Mr. Baird serves as our President and Chief Executive Officer while Mr. Leschly serves as the Chair of our Board but is not an officer of the Company and Ms. Torres is our Lead Independent Director.

We face a number of risks in our business, including risks related to the development and commercialization of Abecma; manufacturing and supply chain; regulatory reviews and approvals; intellectual property filings, prosecution, maintenance and challenges; the establishment and maintenance of strategic alliances; competition; litigation and government investigations; and cybersecurity; among other risks. Our management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management.

Our Board performs its oversight role by using several different levels of review. Our Chair and Lead Independent Director meet regularly with our Chief Executive Officer and other executive officers to discuss our strategy and material risks. Members of senior management attend the quarterly Board meetings, present on strategic matters involving our business, and are available to address any questions or concerns raised by the Board on risk management-related issues and any other matters. Our Board reviews the risks, including any environmental or social governance risks, associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of the committees of our Board also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Audit Committee oversees our enterprise risk management program as it relates to our operations by identifying the primary risks associated with our operations and corporate functions, receiving periodic updates on activities to manage such risks, and providing reports to the Board regarding such activities. In carrying out its responsibilities for the oversight of operational risk management, members of the Audit Committee regularly discuss with management our risk exposures in the areas of financial reporting, internal controls, cyber and information security, and our legal and regulatory compliance programs, and the steps we take to manage them. Our Audit Committee also meets privately with representatives from our independent registered public accounting firm as part of its oversight of our risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning for our executive officers, and evaluates potential risks associated with independent director compensation for consideration by the full Board. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors, and corporate governance.

Compensation Committee Interlocks and Insider Participation

Mr. Lynch, Ms. Torres and Ms. Glickman served as members of our Compensation Committee during the year ended December 31, 2023. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or on a compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see Certain Relationships and Related Party Transactions.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available on our website at www.2seventybio.com in the Investors & Media-Corporate Governance section. We intend to post on its website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics.

A copy of our Corporate Governance Guidelines is also available on our website at www.2seventybio.com in the Investors & Media-Corporate Governance section.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers and certain key employees as of April 19, 2024:

Name	Age	Position(s)
Executive Officers:
William D. Baird, III (1)	52	President, Chief Executive Officer and Director (Principal Executive Officer)
Victoria Eatwell	38	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jessica Snow	45	Senior Vice President of Quality & Head of Operations
__________
(1) Mr. Baird is also a director and his biographical information appears on page 8.

Victoria Eatwell. Ms. Eatwell has been our Chief Financial Officer since April 1, 2024. She previously served as Senior Vice President, Finance from October 2021 to April 2024. Ms. Eatwell joined us from bluebird bio, where she served as Vice President, Finance and held various leadership roles in the finance and accounting functions since April 2015. Prior to bluebird bio, Ms. Eatwell worked in the health industries practice of PricewaterhouseCoopers for seven years, primarily serving public and private life science and biotech companies. Ms. Eatwell holds a bachelor’s degree in accounting and HR management from Boston College and is a CPA.

Jessica Snow. Ms. Snow has been our Senior Vice President of Quality & Head of Operations since April 1, 2024. Ms. Snow previously served as our SVP of Quality since November 2021 and held Quality leadership roles at bluebird bio from 2018 to October 2021. Ms. Snow has nearly 25 years of experience in development, manufacturing, quality, and strategy roles. She served as Quality Product Leader at Bristol-Myers Squibb Company and in prior Quality leadership positions of increasing responsibility at BMS. Previously, Ms. Snow held technical and Quality roles at EMD Serono. Ms. Snow started her career as a scientist at Wyeth BioPharma and is co-inventor on a patent related to her work during that time. Ms. Snow received a B.S. in Biotechnology from Worcester Polytechnic Institute, an M.S. in Biology & Biotechnology from Tufts University and an M.S. in Engineering Management from The Gordon Institute at Tufts University.

EXECUTIVE COMPENSATION
Overview

The Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Regeneron Pharmaceuticals, Inc. on January 29, 2024 for the sale of the Company’s oncology and autoimmune research and development programs, clinical manufacturing capabilities, and related platform technologies to Regeneron. On April 1, 2024, the Company completed the transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Closing”). Effective as of the Asset Sale Closing, Mr. Baird was appointed as our Chief Executive Officer and Mr. Leschly transitioned to Chair of our Board. Also effective as of the Asset Sale Closing, Ms. Eatwell was appointed as our Chief Financial Officer, Ms. Snow was appointed as our Senior Vice President of Quality & Head of Operations and Dr. Gregory resigned as our Chief Scientific Officer.

We have developed a robust executive compensation philosophy designed to attract, retain, and motivate highly experienced and impactful leaders to advance our mission overall.

The following tables and discussion relate to the compensation paid to the following executive officers, who are referred to collectively as our “named executive officers”:

•Nick Leschly, who served as our Chief Executive Officer until April 1, 2024;
•William D. Baird, III., who currently serves as our Chief Executive Officer and served as our Chief Operating Officer until April 1, 2024;
•Philip Gregory, D.Phil., who served as our Chief Scientific Officer until April 1, 2024.

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid to our named executive officers during the fiscal years indicated.

Name and principal position	Year	Salary ($)	Bonus ($)		Option awards ($) (1)	Stock awards ($) (1)	Non-equity incentive plan compensation ($)	All other compensation ($)		Total ($)
Nick Leschly	2023	798,532	—		1,543,185	6,729,637	—	13,200	(3)	9,084,554
President, Chief Executive Officer	2022	779,943	1,019,749		2,476,387	1,790,235	—	12,200		6,078,514
William D. Baird, III	2023	518,119	116,685	(2)	474,826	1,744,288	—	73,200	(4)	2,927,118
Chief Operating Officer
Philip Gregory	2023	533,219	120,083	(2)	474,826	2,215,712	—	13,200	(3)	3,357,040
Chief Scientific Officer	2022	520,721	480,340		881,111	636,975	—	12,200		2,531,347
________________
(1)    The amounts reported in the “Option awards” and “Stock awards” columns above represent the aggregate grant date fair value of our stock options and restricted stock units granted to the named executive officers during 2023 and 2022, as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, not including any estimates of forfeitures. See Note 13 of “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2024 for a discussion of assumptions made in determining the aggregate grant date fair value of stock option and restricted stock unit awards. Note that the amounts reported in these columns reflect the accounting cost for these stock options and restricted stock units, and do not correspond to the actual economic value that may be received by the named executive officers from the stock options and restricted stock units.
(2)    Amounts represent bonus payments under our annual incentive program earned and paid during 2023, based on achievement of individual performance goals, as described below under “Narrative Disclosure to the Summary Compensation Table – Bonuses.”
(3)    Amounts represent the employer matching contribution to the 401(k) plan.
(4)    Amount represents the employer matching contribution to the 401(k) plan as well as $60,000 for a housing allowance for Mr. Baird.

Narrative Disclosure to the Summary Compensation Table

Our Compensation Committee reviews and approves the compensation of our executive officers and is primarily responsible for determining the compensation for the named executive officers consistent with our overall executive compensation philosophy. Our Compensation Committee reviews and discusses the compensation of other executive officers with the Chief Executive Officer and considers our overall performance against goals, individual executive performance, and internal and external equity as key factors in those decisions. Our Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc ("Aon"), as its independent compensation consultant to advise on executive and Board compensation matters including: overall compensation program design, peer group development and updates, and collection of market data. We develop our compensation programs after reviewing publicly available compensation data and also subscribe to Aon’s various global and specialized life sciences and general industry surveys on an ongoing basis. Aon advised the Compensation Committee on all of the principal aspects of executive compensation for the periods following the separation. Aon consultants attend meetings of the Compensation Committee when requested to do so. Aon reports directly to the Compensation Committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. The Compensation Committee has assessed the independence of Aon consistent with SEC regulations and Nasdaq listing standards and has concluded that the engagement of Aon does not raise any conflict of interest.

Base Salaries

At the beginning of 2023, our Compensation Committee reviewed and approved the base salaries of the named executive officers based on an analysis of external market conditions and individual performance against goals.  The table below sets forth the base salaries for each of the named executive officers for 2023:

Name	2023 Base Salary ($)
Nick Leschly	$799,252
William D. Baird III	$518,600
Philip Gregory, D. Phil.	$533,700

Bonuses

The 2023 annual incentive program consisted of the opportunity for eligible participants to earn cash incentive awards calculated as a percentage of pre-established bonus targets related to Abecma revenue goals, the completion and operation of our internal clinical cell therapy manufacturing capability, pipeline milestones including approval of an Investigational New Drug application, proof of concept studies and an investor-initiated trial, collaborative partnership opportunities, and strengthened financial outlook with cash runway into 2026. The Chief Executive Officer’s incentive award is based entirely on corporate performance relative to pre-established corporate goals, and the incentive award for each of the other named executive officers is based 80% on corporate performance relative to the pre-established corporate goals, and 20% on individual performance. The Compensation Committee, however, reserves the discretion to adjust upward or downward any cash incentive award as it deems appropriate.

The Compensation Committee determined that overall corporate performance was achieved at 50% of the target level based on an assessment of the pre-established 2023 corporate goals and the other relevant accomplishments that occurred during 2023. Since a minimum of 75% overall weighted goal achievement is required to fund a performance bonus, the Compensation Committee determined not to award Mr. Leschly a bonus with respect to 2023. In addition, the Compensation Committee assessed the individual performance of the named executive officers other than the Chief Executive Officer and approved a discretionary bonus of 50% of target level to Mr. Baird and Dr. Gregory in recognition of their respective individual contributions to relevant accomplishments that occurred during 2023 despite the fact that the corporate performance bonus funding requirements were not met in 2023.

The table below shows each named executive officer’s target incentive award under the 2023 annual incentive program as a percentage of the named executive officer’s annual base salary, the target incentive award opportunity in dollars and the actual incentive awards to our named executive officers for 2023 performance, which were paid in December 2023, as well as the actual 2023 incentive award payment as a percentage of the 2023 target incentive award opportunity.

Name	2023 Target Incentive Award (% of 2023 Base Salary)	2023 Target Incentive Award Opportunity ($)	Actual Total 2023 Incentive Award Amount ($)	2023 Actual Incentive Award Amount (% of 2023 Target Incentive Award Opportunity)
Nick Leschly	65%	519,514	—	—%
William D. Baird, III	45%	233,370	116,685	50%
Philip Gregory, D. Phil.	45%	240,165	120,083	50%

Equity-Based Compensation

Our long-term incentive equity awards generally consist of stock options and restricted stock units ("RSUs"). The size of equity awards has varied among executive officers based on their positions and annual performance assessments. In connection with the annual review of the named executive officers’ performance during 2022 and consistent with our compensation philosophy, the Compensation Committee approved the annual long-term equity incentive awards to the named executive officers, effective as of February 1, 2023, as set forth in the table below:

	2023 Option Awards(1)		2023 Annual Time-Based RSU Awards(2)
Name	Shares (#)	Grant date fair value ($)	Shares (#)	Grant dater fair value ($)
Nick Leschly	162,500	1,543,185	81,250	1,072,500
William D. Baird, III	50,000	474,826	25,000	330,000
Philip Gregory, D. Phil.	50,000	474,826	25,000	330,000
________________
(1) These option awards vest as follows: 25% of the shares vested on January 1, 2024, with the remainder of the shares vesting in equal monthly installments over the following three years through January 1, 2027, subject to continued service with us through each applicable vesting date.
(2) These RSU awards vest in four equal annual installments through January 1, 2027, subject to continued service with us through each applicable vesting date.

In addition to the annual equity awards, also effective as of February 1, 2023, the Compensation Committee granted one-time retention RSU awards to the named executive officers to stabilize and retain the executive team. The size of the equity grants varied based on position and criticality of the role, as set forth in the table below:

	2023 Time-Based Retention RSU Awards Retention Awards (1)
Name	Shares (#)	Grant date fair value ($)
Nick Leschly	428,571	5,657,137
William D. Baird, III	107,143	1,414,288
Philip Gregory, D. Phil.	142,857	1,885,712

(1) These option awards vest over three years as follows: 40% of the shares vested on January 1, 2024 and January 1, 2025, and 20% vest on January 1, 2026, subject to continued service with us through each applicable vesting date.

Employee Benefits

Other compensation to the named executive officers consisted primarily of the broad-based benefits provided to all full-time employees in the United States, including medical, dental and vision insurance, group life and disability insurance, an employee stock purchase plan and a 401(k) plan. Pursuant to our 401(k) plan, employees, including the named executive officers, may elect to defer a portion of their current compensation up to the statutorily prescribed annual limit (which was $22,500 in 2023, with additional salary deferrals not to exceed $30,000 available to those employees 50 years of age or older), and to have the amount of this deferral contributed to the 401(k) plan. We make matching contributions and other employer contributions on behalf of eligible employees under our 401(k) plan. For fiscal year 2023, we matched a portion of eligible employee contributions equal to 100% of the first 4% of eligible contributions pursuant to the 401(k) plan’s matching formula.

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to the named executive officers, except in situations where it believed it was appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. Mr. Baird receives an annual housing allowance of $60,000 to assist with his out of state commute and efficient performance of his duties.

Compensation Recovery Policy

In September 2023, we adopted a Compensation Recovery Policy in compliance with the requirements of the Dodd-Frank Wall Street Consumer Reform Act, final SEC rules and applicable Nasdaq listing standards (the “final clawback rules”), which covers our current and former executive officers, including all of our named executive officers. Under the Compensation Recovery Policy, in the event that we are required to prepare a restatement of our previously issued financial statements due to our material noncompliance with any financial reporting requirement under securities laws, we are required to recover (subject to certain limited exceptions described in the Compensation Recovery Policy and permitted under the final clawback rules) any cash or equity incentive-based compensation received by any current or former executive officer after the effective date of the Compensation Recovery Policy and in the three years prior to the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements.

No hedging transactions with our securities

The Company’s insider trading policy prohibits members of our Board, named executive officers and all other employees subject to the Company’s insider trading policy from entering into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company’s securities.

Employment Agreements With our Named Executive Officers in Effect During 2023

In connection with the separation, we have entered into market-competitive employment agreements with our named executive officers, which were in effect during 2023.

Involuntary termination of employment by Company without Cause or by Executive for Good Reason

Pursuant to their employment agreements entered into in connection with the separation, in 2023 each named executive officer was eligible to receive certain payments and benefits in the event his employment was terminated by us without “cause” (as defined in the employment agreements in effect in 2023) or in the event the named executive officer terminated the officer’s employment with “good reason” (as defined in the employment agreements in effect in 2023). Upon the timely execution of a separation agreement, including a general release of claims, each named executive officer was eligible to receive the following payments and benefits:

•12 months of base salary continuation (which amount was subject to reduction by any “garden leave” amounts the named executive officer received in any calendar year pursuant to the “restrictive covenants agreement” (as defined in the employment agreements in effect in 2023)); and
•if the named executive officer elected to continue his group healthcare benefits, to the extent authorized by and consistent with COBRA, we would have paid the named executive officer a monthly cash payment equal to the monthly employer contribution we would have made to provide him health insurance if he had remained employed by us until the earlier of (1) 12 months following the date of termination or (2) the end of the named executive officer’s COBRA health continuation period.

Involuntary termination of employment in connection with a sale event

In addition, pursuant to the employment agreements in effect with our named executive officers in 2023, in the event that any of our named executive officers terminated his employment with us for good reason or his employment with us was terminated by us without cause in either case within 12 months following a “sale event” (as defined in the 2seventy bio, Inc. 2021 Stock Option and Incentive Plan, or the 2021 Plan), he would have been entitled to receive the following payments and benefits (in lieu of the payments and benefits described above) upon the timely execution of a separation agreement, including a general release of claims:

•a lump sum cash payment equal to one times (or one and a half times in the case of Mr. Leschly) the sum of (1) the named executive officer’s then-current base salary (or base salary in effect immediately prior to the sale event, if higher) and (2) the named executive officer’s target annual cash incentive compensation (or the target bonus in effect immediately prior to the sale event, if higher, in the case of Mr. Leschly); provided, that these amounts would have been reduced by any “garden leave” amounts the named executive officer received in any calendar year pursuant to the restrictive covenants agreement;
•if he elected to continue group healthcare benefits, to the extent authorized by and consistent with COBRA, we would have paid the named executive officer a monthly cash payment equal to the monthly employer contribution we would have made to provide him health insurance if he had remained employed by us until the earlier of (1) 12 months (or 18 months in the case of Mr. Leschly) following the date of termination or (2) the end of the named executive officer’s COBRA health continuation period; and
•all stock options and other stock-based awards granted to the named executive officer after the date of his employment agreement that were subject solely to time-based vesting would have become fully exercisable or non-forfeitable as of the later of (i) the “date of termination” (as defined in the employment agreements in effect in 2023) and (ii) the effective date of the “separation agreement and release” (as defined in the employment agreements in effect in 2023).

Current Agreements in Effect With Our Named Executive Officers

Nick Leschly. On January 29, 2024, in connection with Mr. Leschly’s resignation as President and Chief Executive Officer and appointment as Chair of the Board, we entered into a Transitional Services Agreement with Mr. Leschly (as amended and restated on March 29, 2024, the “Transition Agreement”). Under the Transition Agreement, we provide Mr. Leschly with an annual retainer of $200,000 for his service as Chair of the Board. Mr. Leschly will remain eligible as an employee under the Company’s benefit plans for so long as he is serving as Chair. The Transition Agreement further provides that we will pay Mr. Leschly severance of $1.978 million (representing 18 months base salary plus target bonus for 2024) within 30 days following the earlier of a sale of the Company and the two-year anniversary of Asset Sale Closing. Mr. Leschly is also entitled to receive a $300,000 cash bonus in connection with a sale of the Company. The Transition Agreement includes a general release of claims from Mr. Leschly in favor of us.

William D. Baird, III. On January 29, 2024, in connection with Mr. Baird’s appointment as our President and Chief Executive Officer, we entered into an employment agreement with Mr. Baird (the “Baird Employment Agreement”) effective as of the Asset Sale Closing. Under the Baird Employment Agreement, (i) Mr. Baird’s initial annual base salary is $575,000, (ii) he is eligible for a annual cash incentive award targeted 55% of his base salary, and (iii) he received an initial equity grant of (x) an option to purchase 112,500 shares of our common stock and (y) 56,250 RSUs.

Pursuant to the Baird Employment Agreement, Mr. Baird is eligible to receive certain payments and benefits in the event his employment is terminated by us without “cause” (as defined in the Baird Employment Agreement) or in the event Mr. Baird terminates his employment with “good reason” (as defined in the Baird Employment Agreement). Upon the timely execution of a separation agreement, including a general release of claims, Mr. Baird is eligible to receive the following payments and benefits:

•18 months of base salary continuation (which amount is subject to reduction by any “garden leave” amounts he receives in any calendar year pursuant to the “restrictive covenants agreement” (as defined in the Baird Employment Agreement)); and
•if Mr. Baird elects to continue his group healthcare benefits, to the extent authorized by and consistent with COBRA, we will pay him a monthly cash payment equal to the monthly employer contribution we would have made to provide him health insurance if he had remained employed by us until the earlier of (1) 18 months following the date of termination, or (2) the end of his COBRA health continuation period.

In addition, in the event that Mr. Baird terminates his employment with us for good reason or his employment with us is terminated by us without cause in either case within 12 months following a “sale event” (as defined in the 2021

Plan), he is entitled to receive the following payments and benefits (in lieu of the payments and benefits described above) upon the timely execution of a separation agreement, including a general release of claims:

•a lump sum cash payment equal to one and a half times the sum of (1) his then-current base salary (or base salary in effect immediately prior to the sale event, if higher) and (2) his target annual cash incentive compensation (or the target bonus in effect immediately prior to the sale event, if higher); provided, that these amounts will be reduced by any “garden leave” amounts Mr. Baird receives in any calendar year pursuant to the restrictive covenants agreement;
•if he elects to continue group healthcare benefits, to the extent authorized by and consistent with COBRA, we will pay Mr. Baird a monthly cash payment equal to the monthly employer contribution we would have made to provide him health insurance if he had remained employed by us until the earlier of (1) 18 months following the date of termination or (2) the end of his COBRA health continuation period; and
•all stock options and other stock-based awards grated to Mr. Baird after the date of the Baird Employment Agreement will become fully exercisable or non-forfeitable as of the later of (i) the “date of termination” (as defined in the Baird Employment Agreement) and (ii) the effective date of the “separation agreement and release” (as defined in the Baird Employment Agreement).

Phillip Gregory. In connection with Dr. Gregory’s departure, on March 13, 2024, we entered into a release and equity agreement with Dr. Gregory, pursuant to which all of Dr. Gregory’s currently outstanding equity awards subject solely to time-based vesting will continue to vest for a period of twelve months from the date of the Asset Sale Closing in exchange for a release of claims against the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding 2seventy bio equity awards held by our named executive officers as of December 31, 2023.

	Option awards (1)						Stock awards (1)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards; Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Nick Leschly	54,149	-		-	38.00	3/3/2024	-		-	-	-
	29,535	-		-	78.44	3/1/2026	-		-	-	-
	36,099	-		-	117.40	2/1/2027	-		-	-	-
	20,872	459	(2)	-	114.67	3/2/2030	-		-	-	-
	42,248	15,709	(3)	-	44.17	2/16/2031	-		-	-	-
	125,490	141,510	(4)	-	13.41	3/1/2032	-		-	-	-
	-	162,500	(5)	-	13.20	2/1/2033	-		-	-	-
	-	-		-	-	-	2,667	(6)	11,388	-	-
	-	-		-	-	-	5,797	(7)	24,753	-	-
	-	-		-	-	-	100,125	(8)	427,534	-	-
	-	-		-	-	-	81,250	(9)	346,938	-	-
	-	-		-	-	-	428,571	(10)	1,829,998	-	-
William D. Baird, III	6,419	144	(2)	-	114.67	3/2/2030	-		-	-	-
	11,706	4,392	(3)	-	44.17	2/16/2031	-		-	-	-
	31,725	35,775	(4)	-	13.41	3/1/2032	-		-	-	-
	-	50,000	(5)	-	13.20	2/1/2033	-		-	-	-
							821	(6)	3,506
	-	-		-	-	-	4,025	(7)	17,187	-	-
	-	-		-	-	-	25,312	(8)	108,082	-	-
	-	-		-	-	-	25,000	(9)	106,750	-	-
	-	-		-	-	-	107,143	(10)	457,501
Philip Gregory, D. Phil.	2,034	-		-	78.44	3/1/2026	-		-	-	-
	8,204	-		-	117.40	2/1/2027	-		-	-	-
	6,419	144	(2)	-	114.67	3/2/2030	-		-	-	-
	11,706	4,393	(3)	-	44.17	2/16/2031	-		-	-	-
	44,650	50,350	(4)	-	13.41	3/1/2032	-		-	-	-
	-	50,000	(5)	-	13.20	2/1/2033	-		-	-	-
	-	-		-	-	-	821	(6)	3,506	-	-
	-	-		-	-	-	4,025	(7)	17,187	-	-
	-	-		-	-	-	35,625	(8)	152,119	-	-
	-	-		-	-	-	25,000	(9)	106,750	-	-
	-	-		-	-	-	142,857	(10)	609,999	-	-
______________
(1) All stock options and RSU awards were granted under the 2021 Plan. The market value of the RSU awards is based on the closing price of $4.27 per share of the Company's common stock on December 29, 2023, the last trading day of the year, as reported on the Nasdaq Global Select Market.
(2) Represents options to purchase shares of our common stock granted on March 2, 2020. The shares underlying these options vested as follows: 25% vested on January 4, 2021, and the remainder of the shares vested in equal monthly installments over the following three years through January 4, 2024, subject to continued service with us through each applicable vesting date.
(3) Represents options to purchase shares of our common stock granted on February 16, 2021. The shares underlying these options vest as follows: 25% vested on January 4, 2022, with the remainder of the shares vesting in equal monthly installments over the following three years through January 4, 2025, subject to continued service with us through each applicable vesting date.

(4) Represents options to purchase shares of our common stock granted on March, 1, 2022. The shares underlying these options vest as follows: 25% vested on January 1, 2023, with the remainder of the shares vesting in equal monthly installments over the following three years through January 1, 2026, subject to continued service with us through each applicable vesting date.
(5) Represents options to purchase shares of our common stock granted on February, 1, 2023. The shares underlying these options vest as follows: 25% vested on January 1, 2024, with the remainder of the shares vesting in equal monthly installments over the following three years through January 1, 2027, subject to continued service with us through each applicable vesting date.
(6) Represents RSU awards granted on March 2, 2020 that vested in four equal annual installments through January 4, 2024, subject to continued service with us through each applicable vesting date.
(7) Represents RSU awards granted on February 16, 2021 that vest in four equal annual installments through January 4, 2025, subject to continued service with us through each applicable vesting date.
(8) Represents RSU awards granted on March 1, 2022 that vest in four equal annual installments through January 1, 2026, subject to continued service with us through each applicable vesting date.
(9) Represents RSU awards granted on February 1, 2023 that vest in four equal annual installments through January 1, 2027, subject to continued service with us through each applicable vesting date.
(10) Represents RSU awards granted on February 1, 2023 that vested 40% on January 1, 2024, 40% on January 1, 2025 and 20% on January 1, 2026, subject to continued service with us through each applicable vesting date.

Cancelled Executives Options

In September 2023 the Compensation Committee approved equity awards to non-executive employees in an effort to incentivize and retain employees. As there were not sufficient shares in the available equity pool to cover these grants, our Board and named executive officers mutually agreed to cancel options held by our named executive officers with an exercise price of $150 and above for no consideration, so that the shares underlying the cancelled options would be available for grants to non-executive employees.

Director Compensation

Our Compensation Committee is responsible for making recommendations to our Board on appropriate compensation levels and arrangements for our non-employee directors, ensuring they are consistent with our compensation policy and remain competitive with our peer companies. The Compensation Committee reviews our non-employee director compensation on an annual basis.

Mr. Leschly's compensation for his service as Chief Executive Officer in the year ended December 31, 2023 is described in the section of this proxy statement entitled “Executive Compensation” above.

The following table presents the total compensation for each person who served as a non-employee member of our Board and received compensation for such service during the fiscal year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2023. We reimburse members of our Board for reasonable travel expenses.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)(4)	Option Awards ($)(1)(4)	Total ($)
Daniel S. Lynch	104,000	99,204	133,298	336,502
Sarah Glickman	70,500	99,204	133,298	303,002
Ramy Ibrahim, M.D. (2)	32,500	99,204	132,360	264,064
Marcela Maus, M.D., Ph.D.	57,500	99,204	133,298	290,002
Denice Torres	71,500	99,204	133,298	304,002
Wei Lin, M.D. (3)	61,250	230,708	330,090	622,048

(1)    The amounts reported represent the aggregate grant date fair value of the stock options and RSUs granted to our non-employee directors during 2023 as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. See Note 13 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 7, 2024 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our stock option and RSU awards for the fiscal year ended December 31, 2023. Note that the amounts reported in this column reflect the accounting cost for these grants, and do not correspond to the actual economic value that may be received by the non-employee directors from the exercise of the options or vesting of the RSUs.
(2) Dr. Ibrahim resigned from our Board on June 16, 2023.
(3)    Dr. Lin was appointed to our Board on March 7, 2023.

(4) Our non-employee directors held the following aggregate number of shares of our common stock underlying outstanding stock options as of December 31, 2023: Mr. Lynch: 42,467; Ms. Glickman: 36,129; Dr. Maus: 36,129; Ms. Torres: 38,495; Dr. Lin: 41,850 and Dr. Ibrahim: 0. Our non-employee directors held the following aggregate number of RSUs as of December 31, 2023: Mr. Lynch: 8,400; Ms. Glickman: 9,402; Dr. Maus: 9,402; and Ms. Torres: 8,400; Dr. Lin: 20,800 and Dr. Ibrahim: 0.

Non-Employee Director Compensation Policy

On December 13, 2021, our Board adopted a non-employee director compensation policy, which became effective January 1, 2022. The non-employee director compensation policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid annual cash compensation as set forth below.

Board of Directors:
Members	$45,000
Additional retainer for non-executive chair	$35,000
Audit Committee:
Members (other than chair)	$9,000
Retainer for chair	$18,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance Committee
Members (other than chair)	$5,000
Retainer for chair	$10,000
Research and Development Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000

The annual cash retainers are paid quarterly, pro-rated based on the number of actual days served by the director during such calendar quarter. In addition, the non-employee director compensation policy provides that, upon initial election to our Board, each non-employee director will be granted an initial equity award (the "Initial Grant"), the form and value of which shall be determined by our Compensation Committee on an annual basis, subject to the maximum annual compensation limits set forth in the policy and such other limits as may be set forth in the 2021 Plan. The Initial Grant vests in equal annual installments over three years from the date of grant, subject to continued service through the applicable vesting date.

Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an equity award (the "Annual Grant"), the form and value of which shall be determined by our Compensation Committee on an annual basis, subject to the maximum annual compensation limits set forth in the policy and such other limits as may be set forth in the 2021 Plan. The Annual Grant vests in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting, generally subject to continued service through the applicable vesting date. All outstanding Initial Grants and Annual Grants will become fully vested and exercisable upon the effective time of a sale event. In 2023, non-employee directors were granted RSUs and stock option awards, 42% in the form of RSUs and 58% in the form of stock options as Annual Grants. Dr. Lin was granted an Initial Grant upon appointment to the Board of Directors in March 2023, 33% in the form of RSUs and 67% in the form of a stock option.

We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of our Board and committees thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the amount of our common stock beneficially owned, directly or indirectly, as of April 16, 2024, by (i) each of our current directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) each person who is known to us to beneficially own more than 5% of the outstanding shares of our common stock, as determined through SEC filings, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted.

Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of April 16, 2024, we had 51,404,837 shares of common stock outstanding. Shares of common stock subject to stock options, which are now exercisable or are exercisable within 60 days after April 16, 2024, or RSUs vesting within 60 days after April 16, 2024 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is c/o 2seventy bio, Inc., 60 Binney Street, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliates with Kynam Global Healthcare Master Fund, LP (1)	5,953,825	11.58%
Entities affiliated with Morgan Stanley (2)	4,748,235	9.24%
Entities affiliated with Goldman Sachs (3)	4,471,192	8.70%
The Vanguard Group (4)	3,985,770	7.75%
BlackRock, Inc. (5)	3,911,724	7.61%
Directors and Named Executive Officers
William D. Baird, III (6)	137,685	*
Eli Casdin (7)	2,000,000	3.9%
Sarah Glickman (8)	49,118	*
Philip Gregory, D. Phil. (9)	205,632	*
Nick Leschly (10)	1,090,129	2.1%
Wei Lin, M.D. (11)	29,316	*
Daniel S. Lynch (12)	20,377	*
Marcela Maus, M.D., Ph.D. (13)	49,118	*
Charles Newton	0	*
Denice Torres (14)	58,005	*
All executive officers and directors as a group (12 persons)(15)	3,700,290	7.2%
_________________________
*Represents holdings of less than 1%.
(1)     Based solely on a Schedule 13G reporting beneficial ownership of our common stock as of August 31, 2023, filed with the SEC on September 6, 2023, Kynam Global Healthcare Master Fund, LP and Kynam Fund GP, LLC have shared voting and dispositive power with respect to 5,142,111 shares, and Kynam Capital Management GP, LLC, Yue Tang and Kynam Capital Management, LP have shared voting and dispositive power with respect to 5,953,825 shares. The address of Kynam Global Healthcare Master Fund, LP is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman E9 KY1-9009, Cayman Islands. The address of each of Kynam Fund GP, LLC, Kynam Capital Management GP, LLC, Yue Tang and Kynam Capital Management, LP is 221 Elm Road, Princeton, NJ 08540.
(2)    Based solely on a Schedule 13G reporting beneficial ownership of our common stock as of December 31, 2023, filed with the SEC on February 12, 2024, Morgan Stanley has shared voting and dispositive power with respect to 4,748,235 shares. Morgan Stanley & Co. LLC has shared voting and dispositive power with respect to 2,816,977 shares. The address of each of Morgan Stanley and Morgan Stanley & Co. LLC is 1585 Broadway, New York, NY 10036.
(3)     Based solely on a Schedule 13G reporting beneficial ownership of our common stock as of December 31, 2023, filed with the SEC on February 8, 2024, The Goldman Sachs Group, Inc. has shared voting power with respect to 4,470,943 shares and shared dispositive power with respect to 4,471,093 shares. Goldman Sachs & Co. LLC has shared voting power with respect to 4,470,943 shares, and shared dispositive power with respect to 4,471,093 shares. The address of each of The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC is 200 West Street, New York, NY 10282.
(4)    Based solely on a Schedule 13G/A reporting beneficial ownership of our common stock as of December 31, 2023, filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power with respect to 22,924 shares, sole dispositive power with respect to 3,941,787 shares and shared dispositive power with respect to 43,983 shares. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)    Based solely on a Schedule 13G/A reporting beneficial ownership of our common stock as of December 31, 2023, filed with the SEC on January 26, 2024, BlackRock, Inc. has sole voting power with respect to 3,827,739 shares and sole dispositive power with respect to 3,911,724 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)    Includes 78,273 shares of common stock issuable to Mr. Baird upon the exercise of options that are exercisable within 60 days following April 16, 2024.
(7)    Includes 2,000,000 shares of common stock owned directly by Casdin Partners Master Fund, L.P. ("Master Fund") and may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to the Master Fund ("Casdin") (ii) Casdin Partners GP, LLC, the general partner of the Master Fund ("GP"), and (iii) Eli Casdin, the managing member of Casdin and the GP. The address of each of Master Fund, Casdin, GP and Mr. Casdin is 1350 Avenue of the Americas, Suite 2600, New York, NY 10019.
(8)    Includes 42,918 shares of common stock issuable to Ms. Glickman upon the exercise of options that are exercisable within 60 days following April 16, 2024.
(9)    Includes 105,011 shares of common stock issuable to Dr. Gregory upon the exercise of options that are exercisable within 60 days following April 19, 2024.
(10)    Includes 353,530 shares of common stock issuable to Mr. Leschly upon the exercise of options that are exercisable within 60 days following April 16, 2024.
(11)    Includes 23,783 shares of common stock issuable to Dr. Lin upon the exercise of options that are exercisable within 60 days following April 19, 2024.
(12)    Includes 7,722 shares of common stock issuable to Mr. Lynch upon the exercise of options that are exercisable within 60 days following April 16, 2024.
(13)     Includes 42,918 shares of common stock issuable to Dr. Maus upon the exercise of options that are exercisable within 60 days following April 16, 2024.
(14)     Includes 46,895 shares of common stock issuable to Ms. Torres upon the exercise of options that are exercisable within 60 days following April 16, 2024.
(15)     Includes 701,050 shares of common stock issuable upon the exercise of options held by our current executive officers and directors that are exercisable within 60 days following April 16, 2024.

Equity compensation plan information

The following table presents aggregate summary information as of December 31, 2023, regarding our existing equity compensation plans.

	Column (A)		Column (B)		Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Other Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	5,917,809	(2)(3)	$30.85	(3)(4)	1,423,790	(5)(6)
Equity Compensation Plans Not Approved by Stockholders	—		N/A		—
Total	5,917,809		$30.85		1,423,790

(1) Consists of the 2021 Plan and the 2021 Employee Stock Purchase Plan ("ESPP").
(2)    Includes 2,239,439 shares subject to RSUs and 3,678,370 shares of common stock underlying stock options.
(3)    Excludes purchase rights accruing under the ESPP.
(4)    The calculation does not take into account the 2,239,439 shares of common stock subject to outstanding RSUs, which do not have an associated exercise price.
(5)    Consists of shares available for future issuance under the 2021 Plan and the ESPP. As of December 31, 2023, 871,353 shares of common stock were available for issuance under the 2021 Plan and 552,437 shares of common stock were available for issuance under the ESPP.
(6)    The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase on each January 1, beginning on January 1, 2022 by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our compensation committee. The number of shares reserved under the 2021 Plan is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The ESPP provides that the number of shares reserved and available for issuance will automatically increase on each January 1, beginning on January 1, 2022 and ending on January 1, 2031, by the least of (i) 233,302 shares of common stock, (ii) 1% of the outstanding number of shares of common stock on the immediately preceding December 31, or (iii) the number of shares of common stock as determined by the administrator of the ESPP.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for related party transactions

We have adopted a related person transaction approval policy that governs the review of related person transactions at 2seventy bio. Pursuant to this policy, if we want to enter into a transaction with a related party or an affiliate of a related party, our Audit Committee will review the proposed transaction to determine, based on applicable rules of Nasdaq and the SEC, whether such transaction requires pre-approval by our Audit Committee or our Board. If pre-approval is required, the proposed transaction will be reviewed at the next regular or special meeting of our Audit Committee or our Board, as applicable. We may not enter into a related party transaction unless our Audit Committee has specifically confirmed in writing that either no further reviews are necessary or that all requisite corporate reviews have been obtained.

Transactions with related persons

The following is a description of transactions or series of transactions since January 1, 2023, to which we were or will be a party, in which:

•the amount involved in the transaction exceeds, or will exceed, $120,000; and
•in which any of our executive officers, directors or holder of 5% or more of any class of our capital stock, including their immediate family members or affiliated entities, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and our directors are described under “Director Compensation” and “Executive Compensation.”

Relationship with bluebird bio

Prior to the completion of the separation, all of our outstanding shares of common stock were owned by bluebird bio. Following the completion of the separation, bluebird bio no longer owns any shares of our common stock.

Following the completion of the separation, we and bluebird bio have operated separately, each as an independent public company. In connection with the separation, we and bluebird bio entered into certain agreements pursuant to which the separation of our business from bluebird bio was effected and that govern our relationship with bluebird bio going forward. The following is a summary of the terms of the material agreements that we entered into with bluebird bio in connection with the separation. These summaries set forth the terms of the agreements that we believe are material and are qualified in their entirety by reference to the full text of such agreements.

Agreements with bluebird bio

Transition Services Agreements

We entered into two transition services agreements with bluebird bio. Under these agreements, we provide certain services to bluebird bio, and bluebird bio provides services and resources related to corporate functions to us as well as a sublease to our corporate headquarters. Each transition services agreement has an initial term of two years from the completion of the separation, unless earlier terminated or extended. For the year ended December, 31, 2023, we recorded $10.0 million in other income, net, reflecting services provided to bluebird bio and $1.0 million of operating expenses for services received from bluebird bio.

Intellectual Property License Agreement

We entered into an intellectual property license agreement with bluebird bio pursuant to which each party has granted a license to certain intellectual property and technology. bluebird bio granted us a perpetual, worldwide, non-exclusive, royalty-free, fully paid-up license (or, as the case may be, sublicense) to certain intellectual property to allow us to use such intellectual property in connection with our ongoing and future research and development activities and product candidates. we granted to bluebird bio a perpetual, worldwide, non-exclusive, royalty-free, fully paid-up license (or, as the case may be, sublicense) to certain intellectual property for use in bluebird bio’s existing products and product candidates. Such licenses between the parties generally allow current or future uses of the intellectual property in connection with each party's respective fields.

Tax Matters Agreement

We entered into a tax matters agreement with bluebird bio that governs bluebird bio’s and 2seventy bio's respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and assistance and cooperation in respect of tax matters.

Employee Matters Agreement

We entered into an employee matters agreement with bluebird bio. The employee matters agreement allocates assets, liabilities and responsibilities relating to the employment, compensation, and employee benefits of bluebird bio and 2seventy bio employees, and other related matters in connection with the separation, including the treatment of outstanding incentive equity awards and certain retirement and welfare benefit obligations. The employee matters agreement generally provides that, unless otherwise specified, we will be responsible for liabilities associated with employees who transferred to 2seventy bio and employees whose employment terminated prior to the distribution but who primarily supported the 2seventy bio business, whether incurred prior to or after the distribution, and bluebird bio will be responsible for liabilities associated with other employees, including employees retained by bluebird bio.

AUDIT COMMITTEE REPORT (1)

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2023 and has discussed these statements with management and representatives of Ernst & Young LLP, our independent registered public accounting firm. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for performing an audit of 2seventy bio’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon. The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated and combined financial statements of 2seventy bio for the fiscal year ended December 31, 2023. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed pursuant to PCAOB and SEC rules. In addition, the Audit Committee received written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the PCAOB regarding their communication with the Audit Committee concerning independence and has discussed with Ernst & Young LLP their independence.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted by the Audit Committee,
Sarah Glickman, Chair Denice Torres Daniel S. Lynch
_________________________

(1) This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Ernst & Young LLP, independent registered public accounting firm, has been selected by the Audit Committee as auditors for 2seventy bio for the fiscal year ending December 31, 2024. Ernst & Young LLP has served as our independent registered public accounting firm since 2021. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. 2seventy bio requests such ratification as a matter of good corporate practice. The selection of Ernst & Young LLP as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The Audit Committee, or a designated member thereof, pre-approves each audit and non-audit service rendered by Ernst & Young LLP to us consistent with our Audit and Non-Audit Services Pre-Approval Policy.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Ernst & Young LLP for the fiscal years ended December 31, 2022 and 2023:

	Fiscal Year 2023	Fiscal Year 2022	Percentage of 2023 Services Approved by Audit Committee
Audit fees (1)	$906,800	$1,065,000	100%
Audit-related fees (2)	—	—	100%
Tax fees (3)	—	89,000	100%
All other fees (4)	6,179	7,200	100%
Total fees	$912,979	$1,161,200	100%
___________________

(1) Audit fees include fees for the audit of our annual financial statements included in our annual report on Form 10-K, the review of our interim financial statements included in our quarterly report on Form 10-Q and related services that are normally provided in connection with registration statements.
(2) Audit-related fees may consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under audit fees. There were no such fees incurred in 2023 and 2022.
(3) Tax fees are related to tax compliance services in 2023 and 2022 as well as tax advisory services in 2023.
(4) All other fees are related to licensing fees paid to Ernst & Young LLP for access to its proprietary accounting research database.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2 ON YOUR PROXY CARD)

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholder Proposals and Director Nominations

Stockholders who wish to present proposals for inclusion in our proxy materials for the 2025 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and in our bylaws. Rule 14a-8 proposals must be delivered by mail to 2seventy bio, Inc., 60 Binney Street, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. Our Corporate Secretary must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2025 Annual Meeting made under Rule 14a-8 by December 26, 2024.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

Under our current bylaws, proposals of business and nominations for directors other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the bylaws. To provide timely notice with respect to our 2025 Annual Meeting of Stockholders, notice must be delivered to our Corporate Secretary no earlier than February 10, 2025 (120 calendar days before the one-year anniversary of our 2024 Annual Meeting) and no later than March 12, 2025 (90 calendar days prior to the one-year anniversary of our 2024 Annual Meeting), unless the date of the 2025 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2025 Annual Meeting, in which event the our bylaws provide different notice requirements.

Any proposal of business or nomination should be mailed to: 2seventy bio, Inc., 60 Binney Street, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

Any stockholder recommendation for a director nominee must be submitted to 2seventy bio not less than 120 calendar days prior to the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting. To comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2025 Annual Meeting of Stockholders in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2025.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at investor@2seventybio.com. However, stockholders who wish to communicate directly with our Board as a whole may send written communication by mail to 2seventy bio, Inc., 60 Binney Street, Cambridge, Massachusetts 02142, Attention: Chair of the Board. For a communication directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communication to 2seventy bio, Inc., 60 Binney Street, Cambridge, Massachusetts 02142, Attention: [Name of Individual Director]. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee(s).

WHERE YOU CAN FIND MORE INFORMATION

2seventy bio files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at http://ir.2seventybio.com.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. 2seventy bio has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 25, 2024. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to 2seventy bio, Inc., 60 Binney Street, Cambridge, Massachusetts 02142, +1 (617) 675-7270, Attention: Corporate Secretary. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER BUSINESS

The Board knows of no business to be brought before the 2024 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2024 Annual Meeting unless they receive instructions from you with respect to such matter.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

V48316-P11468

2SEVENTY BIO, INC.
Annual Meeting of Stockholders
June 10, 2024 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) William D. Baird, III and Iya Kessler, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of 2SEVENTY BIO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, ET on June 10, 2024, at www.virtualshareholdermeeting.com/TSVT2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TSVT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than June 9, 2024 to be voted at the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48315-P11468

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

2SEVENTY BIO, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Company Nominees:

01) Denice Torres
02) Marcela Maus, MD, PhD
03) Eli Casdin

The Board of Directors recommends you vote FOR proposal 2.

NOTE: The Board of Directors will consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date